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                                                                   EXHIBIT 10.12

                                     FORM OF
                                 PROMISSORY NOTE

$400,000.00                                                      October 4, 2000

         FOR VALUE RECEIVED, the undersigned, STAR SERVICES GROUP, INC. ("Maker"), promises to pay to _________________________ ("Holder") the principal sum of $400,000 together with interest accruing thereon from the date hereof at the rate of prime plus two percent (2%) per annum, payable as follows: (i) 35 monthly payments of accrued and unpaid interest commencing on November 4, 2000, and continuing on the 4th day of each month thereafter through September 4, 2003; and (ii) one final payment on October 4, 2003 (the "Maturity Date"), in the amount of all principal and accrued and unpaid interest.

         PREPAYMENT. All sums due hereunder shall be paid in lawful money of the United States of America. This Note may be prepaid in whole or in part without premium or penalty. All prepayments shall be applied first against all accrued and unpaid interest and then against the principal balance.

         DEFAULT. Each of the following shall constitute an "Event of Default" under this Note:

         (i)      Failure of Maker to make any payment under this Note when due;

         (ii) Failure of Maker to comply with or to perform any other obligation, covenant or condition contained in this Note; or

         (iii) The dissolution or any other termination of Maker's business as a going concern, the insolvency of Maker, the appointment of a receiver for any part of Maker's property, any assignment for the benefit of Maker's creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Maker.

         RIGHT TO CURE. Maker shall have 15 days after receipt of written notice from Holder of an Event of Default in which to cure the stated Event of Default. If Maker cures the stated Event of Default within the allotted 15 day cure period, the cured Event of Default will be deemed to have not occurred.

         RIGHTS AND REMEDIES ON DEFAULT. If Maker fails to cure an Event of Default within the 15 day cure period, all principal and interest under this Note will become immediately due and payable upon Maker's receipt of written notice of acceleration from Holder.

         COSTS OF COLLECTION. Should it become necessary to collect any sum due under this Note through an attorney, Maker hereby agrees to pay all costs of collection, including reasonable attorneys' fees, whether suit be brought or not. Said reasonable attorneys' fees shall include attorneys' fees for services rendered at the trial and appellate levels.

         AMENDMENT. The provisions of this Note may be changed only by a written agreement executed by Maker and Holder. This Note shall be binding upon Maker and the successors and assigns of Maker and shall inure to the benefit of Holder and the successors and assigns of Maker.


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         WAIVER. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver in one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

         Maker hereby waives presentment for payment, protest and notice of protest and, all other notices or demand in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         CHOICE OF LAW/JURISDICTION. This Agreement shall be construed pursuant to the laws of the State of Florida, and any action to enforce or interpret this Note shall be brought only in the Circuit or County Courts of Broward County, Florida.


                                       STAR SERVICES GROUP, INC.



                                       By:
                                           -------------------------------------
                                           Jack R. Casagrande
                                           Its Chief Executive Officer